UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2005

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

OraSure Technologies, Inc. (the “Company”) and Koninklijke Utermöhlen N.V. (“Utermöhlen”) are parties to a Production Agreement, dated June 8, 1998, as amended (the “Production Agreement”), pursuant to which Utermöhlen supplies to the Company its Histofreezer® and Freeze Off™ cryosurgical products. On March 15, 2005, the Company and Utermöhlen entered into Amendment No. 3 to Production Agreement, dated as of March 9, 2005 (the “Amendment”), which extends the term of the Production Agreement with respect to the Histofreezer® products, establishes certain minimum purchase commitments for the Company, adjusts the purchase price of the Freeze Off™ product and provides for certain adjustments to the purchase price of the Histofreezer® products in the event of fluctuations in the Euro/U.S. Dollar exchange rate.

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: March 18, 2005	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel
and Secretary

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